SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported): March 4, 2002



                                Nevada
                   (State or other jurisdiction of
             incorporation or organization)  ASDAR Group
  (Exact name of registrant as specified in its charter)  88-0195105
                 (I.R.S. Employer Identification No.)

1239 West Georgia Street, Suite 3004, Vancouver, British Columbia, Canada
               (Address of principal executive offices)
                               V6E 4R8
                              (Zip Code)

                            (604) 664-0499
         (Registrant's telephone number, including area code)


                           ________________
    (Former name or former address, if changed since last report)



Deron M. Colby, Esq.
MC Law Group
4100 Newport Place, Suite 830
Newport Beach, California 92660
(949) 250-8655
Facsimile: (949) 250.8656



ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

        ACGT TRANSACTION. The Registrant recently believed it had acquired to right to purchase common stock of ACGT Corporation, a Toronto-based Biotechnology Company ("ACGT"). ACGT provides DNA technology services, diagnostic systems and gene therapy. However, the contemplated transaction with ACGT has been put on hold pending further negotiations. There is no guarantee that the Registrant will be successful in negotiating the purchase of the ACGT stock.

        APPOINTMENT OF NEW DIRECTOR. On March 4, 2002, Mr. Robert Waters resigned as President of Registrant. Registrant's Board of Directors appointed Mr. Conrado Beckerman as Registrant's President and appointed Mr. Beckerman to Registrant's Board of Directors. On March 4, 2002, Mr. Beckerman accepted his appointment as President and as a member of Registrant's Board of Directors. Registrant issued a press release dated March 5, 2002 regarding the appointment of Mr. Beckerman.

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS.

        On January 16, 2002, Dr. Hai Shiene Chen was appointed as a director of the Registrant. On March 11, 2002, Dr. Chen tendered his resignation as a member of Registrant's Board of Directors. On March 26, 2002, Registrant's Board of Directors accepted Dr. Chen's resignation. Registrant issued a press release dated March 27, 2002, regarding the resignation of Dr. Chen.

ITEM 7.  EXHIBITS.

(c)  Exhibits

Exhibit No.     Description
-----------     -----------
17              Dr. Chen Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

                                                ASDAR Group


DATED:  April 5, 2002                   By: /s/ Robert Waters
                                                ------------------
                                                Robert Waters, Director